EXHIBIT 5
                                                                 ---------

                                     SOMAREL
                             SHAREHOLDERS AGREEMENT


BY AND BETWEEN THE UNDERSIGNED:


PARTIES OF THE FIRST PART
-------------------------

o Mrs. Elisabeth Badinter, born on March 5, 1944 in Boulogne Billancourt (Hauts de Seine), a French national, married with separate estate to Mr. Robert Badinter, domiciled at 38, rue Guynemer, Paris VIth, acting in her own behalf and in behalf of her descendents and heirs, hereinafter "EB"

o Mrs. Sophie Dulac, born on December 26, 1957 in Boulogne Billancourt (Hauts de Seine), a French national, having a separate estate, domiciled at 86, avenue Niel, Paris XVIIth, acting in her own behalf and in behalf of her descendents and heirs, hereinafter "SD"

o Mrs. Sophie Bleustein-Blanchet, widow, born on January 23, 1916 in Paris, a French national, domiciled at 23, rue Alberic Magnard in Paris XVIth, acting in her own behalf and in behalf and represented by the above-mentioned SD, in virtue of the power appended to the present Agreement, hereinafter jointly called "Family Shareholders"


PARTIES OF THE SECOND PART
--------------------------

o Compagnie Financiere de Paribas, a societe anonyme with capital of FF 8,325,219,100, with registered offices at 5, rue d'Antin, Paris IInd, registered in the Paris RCS under No. B 542 055 157, represented by Mr. Eric Delorme, duly empowered for the purposes of the present Agreement,

o Pechel Industries, a societe anonyme with capital of FF 350,250,000, with registered offices at 55, rue La Boetie, Paris VIIIth, registered in the Paris RCS under No. 401 736 012, represented by Mr. Jean Gore, duly empowered for the purposes of the present Agreement,

o Compagnie Financiere Saint-Honore, a societe anonyme with board of directors and board of trustees, with capital of FF 574,593,200, registered offices at 47, rue du Faubourg Saint-
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Honore, Paris VIIIth, registered in the Paris RCS
   under No. B 784 337 610, represented by Mr. Samuel Pinto, duly empowered for the purposes of the present Agreement,

o the Francarep company, a societe anonyme with capital of 281,956,800 FFR, registered offices at 50, avenue des Champs Elysees in Paris VIIIth, registered in the Paris RCS under No. B 572 108 751, represented by Mr. Georges Babinet, duly empowered for purposes of the present Agreement,

o the SREE company, a societe anonyme under Luxemburg law with capital of LUF 60,000,000, registered offices at 32, boulevard Royal, Luxemburg, 2449 Luxemburg, registered in the Luxemburg RC under No. B 52465, represented by Mr. Jacques Laoui, duly empowered for the purposes of the present Agreement, hereinafter jointly called the "Investors"


PARTIES OF THE THIRD PART
-------------------------

o Mr. Maurice Levy, born on February 18, 1942 in Oujda, Morocco, a French national, married under the community property system, domiciled at 240 bis boulevard Saint Germain, Paris VIIth, acting in his own behalf and in his capacity as manager of MLMS, SARL with capital of FF 50,000, registered offices at 240 bis, boulevard Saint Germain, Paris VIIth, Paris RCS (98 B 05339),

                                hereinafter "ML"

o The Employees and Members of Management of the PUBLICIS group, individually or through corporate structures or entities that are existing or that become established in order to participate in the acquisition of SOMAREL shares represented by Mr. ML hereinafter "the Employees and Members of Management"


In the presence of SOMAREL, a societe anonyme with capital of 90,300,000 francs, registered offices at 133 avenue des Champs Elysees, Paris VIIIth, in the process of registration, which intervenes in the present Agreement by Mrs. EB, its president, duly empowered for this purpose.



RECITALS

1. SOMAREL is a societe anonyme whose purpose is to hold at least 3,095,640 shares of PUBLICIS Groupe S.A., a company registered in the Paris RCS under No. B 542080601 and the securities of which are listed on the Premier Marche of the Paris Stock Market,
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   hereinafter "PUBLICIS." This company, which is a result of the transformation of the family corporation that brought together the major part of the interests of the Marcel Bleustein-Blanchet family in the PUBLICIS group, which henceforth has the support of Mrs. EB and the family shareholders, on the one hand MLMS, and in the end, Employees and Members of the Management of the Publicis group, as well as Investors who have agreed to invest in the capital of PUBLICIS in order to support, throughout the duration of the present Agreement, the actions of EB in the best interests of PUBLICIS and therefore of SOMAREL, particularly by searching for merger or development solutions for PUBLICIS in order to ensure the sustainability of the PUBLICIS group, all in the best interests of the parties.


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2. After the present Agreement is signed and no later than December 15, 1998, on which date the distribution of SOMAREL shares to ML and the Employees and Members of Management, signers as parties of the third part, will be completed, the employees and members of management will notify the other Parties of the identity of the individuals and entities that will then be holders of SOMAREL shares and they must adhere to the present Agreement; for the execution of the present Agreement, these individuals and entities, unless otherwise indicated, shall be considered to be represented as indicated at the beginning of the present Agreement by Mr. ML.

3. The purpose of the present Agreement is to specify the different undertakings which, until the completion of the merger that should take place no later than on June 30, 2003 in order to offer the Investors as well as Mr. ML and the Employees and Members of Management of the PUBLICIS group the liquidity of their investments, shall govern the relations of the Parties with a view to allowing SOMAREL, under the control of the family shareholders and the authority of Mrs. EB and with the support of her investment in PUBLICIS, to ensure Mrs. EB's majority shareholder position for the purpose of the continuing development of PUBLICIS.


THEREFORE, THE FOLLOWING IS AGREED TO:


ARTICLE 1 - COMPOSITION OF THE CORPORATE BODIES

1.1   SOMAREL shall be managed by a Board of Directors composed of 14 members.

   All decisions of the Board shall be taken by the majority of its members present or represented. In the event of a tie, the Chairman shall cast the deciding vote.

1.2 Each of the five Investors may propose candidates among whom one member of the Board of Directors per Investor will be chosen.

   One member of the Board of Directors shall be chosen from among the candidates presented by the Employees and Members of Management.

   The other members of the Board of Directors shall be appointed upon the proposal of the Chairman of this Board.

1.3   Mrs. EB shall be Chairman of the Board of directors of SOMAREL.

1.4 Each of the Investors may, if the Investor so determines, appoint from among its directors a representative whose nomination SOMAREL undertakes to support as member of the Supervisory Board of PUBLICIS.

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ARTICLE 2 - COMMITMENT TO STABILITY

2.1 The Investors represent that by investing in the capital of SOMAREL, together with MLMS, with the Employees and Members of Management of the PUBLICIS group for which, in the Investors' judgment, assistance constitutes an important element in the development of the PUBLICIS group, the Investors desire to ensure the continuity of the actions taken until now by Mrs. EB on behalf of the Family Shareholders to sustain the development of the group and to aid in implementing the strategic decisions that will be defined within the corporate bodies of SOMAREL and PUBLICIS under the authority of Mrs. EB.

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2.2 In the event SOMAREL is called to participate in a vote in the Ordinary or
   Special Shareholder Meetings of PUBLICIS or to be involved in a financial transaction concerning PUBLICIS, and more generally for any decision of SOMAREL relating to the definition or implementation of the general strategy of PUBLICIS or any companies within the PUBLICIS group, the decisions of SOMAREL's Board of Directors shall be binding upon SOMAREL and all of its Directors. Therefore, said directors, in any capacity whatever, for themselves as well as for the groups to which they belong, shall not oppose the implementation of these decisions within the corporate bodies of PUBLICIS and they shall abstain from publicly making it known if they have a different position.

2.3 The undersigned acknowledge that the achievement of their objectives, essentially the development of PUBLICIS, makes it necessary to maintain a majority holding in PUBLICIS under the control of SOMAREL and its shareholders. Consequently, SOMAREL undertakes, in the event it does not subscribe all of its rights to an issue of capital securities or securities giving access to PUBLICIS's capital, to offer each of its shareholders to subscribe the portion of said issuance not subscribed by it, in its place and stead, in the same proportion as such shareholders' investment in SOMAREL's capital. This right cannot be assigned except in the cases stipulated in article 5.2.

   In the event the Family Shareholders and/or ML or the Employees and Members of Management do not exercise the right specified above, it may be fully exercised by the Investors to the extent of the unsubscribed rights, in proportion to their investments in SOMAREL, or if they wish to waive their subscription right, according to a distribution that will be defined in an agreement with SOMAREL.

2.4 The shareholders of SOMAREL who in application of article 2.3 subscribe PUBLICIS shares in stead and in place of SOMAREL, shall exercise the rights pertaining to those shares, jointly with SOMAREL, for the purposes defined in the present Agreement. The provisions specified in articles 2, 3.3, 4, 5 and 6 of the present Agreement for the SOMAREL shares shall also apply, with such modifications as the circumstances require, to the PUBLICIS shares thus subscribed.

2.5 Taking into consideration the importance for the development of the PUBLICIS group of a management that has the support and trust of the SOMAREL shareholders, it is expressly agreed that in the event of the death of Mr. ML or disability preventing Mr. ML from performing his duties as the head of PUBLICIS's Managing Board, the choice of a replacement shall be made by SOMAREL with the agreement of the majority (in number of shares) of the Investors. The replacement thus selected shall be proposed by the President of SOMAREL to PUBLICIS's Supervisory Board.


ARTICLE 3 - MERGER OF SOMAREL AND PUBLICIS

3.1 It is expressly agreed, as an element that is material to the consent of the Investors as well as

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   ML and the Employees and Members of Management of the
   PUBLICIS group to the present Agreement, that SOMAREL shall merger into PUBLICIS, the listed company, in order to ensure the liquidity of the shareholders' investments.

   Consequently, the Parties now undertake to proceed with the merger of the two companies, no later than June 30, 2003, based on an exchange ratio established, for purposes of transparency, based on the stock price of PUBLICIS. To that end, the Parties undertake to support, within SOMAREL and PUBLICIS, all requests, formalities and decisions to be taken, or to have taken by SOMAREL and PUBLICIS, as well as all provisions necessary to complete the merger by the agreed-upon deadline, all in accordance with the applicable regulations and in respect of the interests of the two companies and their shareholders.

   Except as provided in article 3.2 below, it is expressly agreed between the Parties that the above-mentioned merger may not take place prior to January 1, 2003, which period the Parties deem necessary for the completion of their objectives for the enduring development of PUBLICIS.

3.2 In the event of the death of Mrs. EB prior to December 31, 2002, or of long-term inability to carry out her duties as Chairman of the Board of Directors of SOMAREL and as Chairman of the Supervisory Board of PUBLICIS, the merger between SOMAREL and PUBLICIS as specified in article 3.1 above must be completed within six months following said event; the Family Shareholders present or represented in the present Agreement and the other signing shareholders hereby undertake to carry out or support all formalities, decisions and requests required to this end, after discussions among them in order to fix the most opportune date to carry out this merger.

3.3 In the event, on the date specified in article 3.1 or 3.2, as the case may be, the merger specified in said articles is not approved by either of the Shareholder Meetings of SOMAREL or PUBLICIS, and solely if this situation is due to an action or an abstention of the Family Shareholders, including the action or abstention of the legal representatives of SOMAREL on the corporate bodies of SOMAREL or PUBLICIS, the following provisions shall apply:

   3.3.1 Commitment to Purchase
         ----------------------

        For a period of three months following the date on which the merger should have been completed, each Investor shall have the power, if he so decides, to sell to Mrs. EB, and Mrs. Badinter undertakes to acquire from each of them herself or through any other individual person or legal entity she selects, the SOMAREL shares which such Investor then holds, at a price calculated by strict transparency and with no discount from par of any kind, equal to the average price of PUBLICIS shares held on that date by SOMAREL, this average price being equal to the average of the daily weighted average prices (CMP)1 of PUBLICIS stock during the 120 market days prior to the exercise of the right to sell, as provided by the Societe des Bourses Francaises.

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        Each Investor may only exercise the right to sell with respect to all of the SOMAREL shares which such Investor holds on the date the right to sell is exercised; the transfer of ownership shall take place upon payment of the price at the end of the three month period specified above, at the latest within sixty days after the expiration of said period.


--------------------
1 CMP = (SUM)qici  /  (SUM)qi

where qi is equal to the volume of securities exchanged at the "ci" price.




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3.3.2       Sale Commitment
            ---------------

            If, within the term of sixty days provided in the last paragraph of article 3.3.1 for the completion of the sale, Mrs. EB declares that she cannot buy the SOMAREL shares subject to the exercise of the right to sell pursuant to article 3.3.1, the completion of such sale will not be pursued, however, for a period of six months, the shareholder who exercised the right to sell will have the right to buy (directly or through any individual or company in his place and with which such shareholder remains jointly liable towards Mrs. EB), and Mrs. Badinter agrees to transfer to such shareholder, her entire holding in SOMAREL at a price determined by transparency based on the stock exchange price of the PUBLICIS shares owned at the time by SOMAREL, after deducting an amount equal to the transfer tax; the stock exchange price of the PUBLICIS shares will be equal to the daily weighted average price (WAP) of the PUBLICIS shares during the 120 trading days prior to the exercise date of the right to buy, as provided by Societe des Bourses Francaises.

            In this event, no approval and/or preemptive right may effect the transfer referred to above, since each Party is deemed to have given such Party's irrevocable agreement to the transfer or to have waived the exercise of its preemptive right.

3.3.3 If the Shareholders Meetings of SOMAREL and PUBLICIS approve the merger of the two companies referred to in article 3.1 before the execution of a transfer after the exercise of the right to sell referred to in article 3.3.1 or before the exercise of the right to buy referred to in article 3.3.2, the execution of the transfer may no longer be pursued, and the transfer shall become null and void.

ARTICLE 4 - TRANSFER RESTRICTIONS

4.1 The Investors, ML and the Employees and Members of Management undertake to keep, until June 30, 2003, all their SOMAREL shares, as they appear for each of them in addendum 1, as well as the certificates evidencing the capital of SOMAREL or giving rise to voting rights attributed to shares by conveyance of rights related to said shares.

      This temporary restriction relates to the ownership and all rights of a shareholder; and it relates to any transfer immediately or over time (whether by sale, contribution, exchange or any other method) of the ownership of, and the bare legal title and/or usufruct interest in, all or part of the SOMAREL shares, as well as any act whose purpose or effect is to grant to third parties any real or personal rights, including any promise or acceptance of a promise, pledge, chattel or loan concerning such shares.

      However, the above provisions do not prohibit the grant by the Investors of options on the PUBLICIS shares to be received as part of the merger, with respect to a maximum of 10% of such Investor's initial holdings in SOMAREL.

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4.2   The above provisions do not prohibit transactions carried out by an
      Investor with a company holding a majority of the capital and voting rights of an Investor or in which an Investor has a majority of the capital or voting rights, provided such company has previously accepted the provisions of this Agreement and remains jointly liable.

4.3 By exception to the provisions set forth in article 4.1 above and subject to article 5 below, an Investor may freely transfer the SOMAREL shares to another Investor.

4.4 During the duration of the Agreement, Mrs. EB will not transfer any PUBLICIS shares so as to reduce her direct or indirect control and together with the undersigned constituting the parties of the second and third part, as of the date of the transfer in question, to below 50.01% of the voting rights of PUBLICIS.

4.5 The Family Shareholders undertake not to sell on the market any PUBLICIS shares during six months preceding the merger without prior agreement of the Investors.

ARTICLE 5 - PREEMPTIVE RIGHT

5.1 Subject to the provisions set forth in articles 4.2 and 4.3, a preemptive right is instituted among all the Parties to this Agreement, which will be exercised under the conditions defined below, in the event of a proposed transfer of SOMAREL shares:

      a) In the event of a proposed transfer to a third party or another shareholder, regardless of the category of signatories to which it belongs, the transferor must communicate its proposed transfer to the other signatories in its category, as defined supra. This notification indicates the first name and last name and address or registered office of the transferee, the number of shares proposed to be transferred and the price of the shares proposed to be transferred.

            The shareholders notified have 30 days from the notice to notify the transferors whether or not they wish to buy the shares proposed to be transferred.

      b) If several shareholders announce their desire to buy a number of shares that is higher than the amount of shares proposed to be transferred, the shares will be allocated among these shareholders in proportion to the number of the Somarel shares owned by them, with any possible fractions to be allocated to the shareholder who owns the highest number of Somarel shares. The shares are transferred to the exercising shareholders within 15 days after the expiration of the notice term.

      c) If there are insufficient requests to exercise preemptive rights from shareholders in the same category of signatories as the transferor, the transfer may be freely carried out if the proposed transferee belongs to the same category of signatories; otherwise, the shareholders belonging to the other categories of signatories shall have preemptive rights; the other shareholders who signed this agreement must be

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            notified of the planned transfer with the same information indicated above, and such shareholders have the right, within a term of 30 days from such notice, to indicate whether they wish to buy the shares planned to be transferred.

            If the requests to exercise preemptive rights provide for higher number of shares than the number of shares proposed to be transferred, the allocation rules indicated above would apply to all shareholders who communicated their intent to buy, prorated based on their holding in SOMAREL, with any fractions to be allocated to the shareholder who owns the highest number of Somarel shares.

            If the requests to exercise preemptive rights provides for a lower number of shares than the number of shares proposed to be transferred, regardless of the category to which the shareholders belong, the planned transfer may be freely carried out and must occur within 30 days after the expiration of the term in the first paragraph of this clause (c) and at the price communicated. If not carried out within said term and under said conditions, the proposed transfer may take place only by repeating the procedure described in this article.

5.2 The provisions of article 5.1 above apply in all cases of transfer inter vivos, whether they are gifts or for payment, even if the transfer takes place by public adjudication, under a court decision, as well as in the event of contribution to a company, partial contribution of assets or merger; however, the provisions do not apply with regard to individuals, to transactions arising from a succession or liquidation of marital community of assets or in the event of the transfer to a spouse, ascendant or descendant, and with respect to companies to transfers to companies holding over 50% of the transferor's capital and voting rights, or in which the transferor holds more than 50% of the capital and voting rights, in each case, provided that the beneficiary of the transfer previously agrees with the provisions of this Agreement and the transferor remains jointly liable with the transferee for compliance with the provisions hereof.

      The provisions of article 5.1 apply to the transfer of subscription rights in the event of capital increases by capitalization of reserves and to the transfer of subscription rights in capital increases by cash contribution; in this case, if the term given for the exercise of the preemptive rights described in article 5.1 above is incompatible with the term scheduled for the capital increase, preemptive rights will be exercised on the shares subscribed by exercise of these rights within 15 days from the capital increase.

5.3 In the event that the planned transfer is not a sale, contribution, exchange or other transfer, the beneficiaries of preemptive rights may buy the shares to be preempted, and then the price is established, in the absence of agreement between the Parties, by a single expert designated, in the absence of joint designation, by the President of the Commercial Court of Paris, by summary decision at the request of the most diligent Party.

      The expert must set the price based on an evaluation of all consideration to be received by

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      the transferor as payment for the planned transfer. This price will be communicated to the Parties within a maximum term of 30 days from the appointment of the Expert.

      Each Party may exercise an opt-out right within fifteen trading days from the expert's notification of the price.

      The expenses and fees for the expert's report will be paid in equal shares by each of the Parties involved in the appraisal proceeding, unless the opt-out right is exercised by the transferor, in which case the expenses and fees for the expert's report will be paid by the transferor.

5.4 For the application of the provisions of this article, each Party pledges to the other Parties to assign to them the SOMAREL shares in compliance with the procedure established above; the benefit of this preemptive right is personal and non-transferable, except to the individuals and companies listed in the first paragraph of article 5.2.

      All notifications referred to in this article must be made by registered mail with acknowledgement of receipt to the domicile of each of the Signatory Parties as indicated herein. These notifications must also be sent simultaneously to the President of SOMAREL, who ensures the correct implementation of this article.

5.5 Transfers made in violation of this article 5 will be null and void, without prejudice to the award of damages.

ARTICLE 6 - OPT-OUT RIGHT

6.1 The approval of the provisions hereof by the Investors and Employees and Members of the Management of the PUBLICIS group and their investment in SOMAREL are granted in consideration of the majority control in SOMAREL and PUBLICIS exercised by Mrs. EB and, more generally, the Family Shareholders. If this control changes because of an transfer of SOMAREL or PUBLICIS shares by Mrs. EB, the other Parties shall have the rights set forth in this article.

6.2 Mrs. EB and the Family Shareholders will refrain from carrying out, without previously offering to the other signatory Parties the right to participate, any act that has the purpose or effect of reducing by more than 10% the number of shares or voting rights currently held by Mrs. EB and the Family Shareholders, which reduction is calculated cumulatively in the event of successive transactions.

      For the implementation of the preceding paragraph, Mrs. EB and the Family Shareholders agree to offer to the other signatory Parties, in the cases indicated above, the right to transfer to the proposed transferee the SOMAREL shares held by such Parties, at the same price promised by the transferee an amount of shares as follows:

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      -     the amount of shares derived from applying to the shares held by each of the other Parties, the same proportion as that existing between the number of SOMAREL shares planned to be transferred (including the shares representing less than 10% of the capital or voting rights, whose transfer did not cause the implementation of this article) and the number of SOMAREL shares held, as of the date hereof, by the transferee and the Family Shareholders, or

      - all the other Parties' SOMAREL shares, if the planned transfer gives the transferee at least 50% of the capital or voting rights of SOMAREL, or has the effect of reducing the direct, indirect and joint holding of Mrs. EB with the signatories constituting the parties of the second and third part, below 50% of the voting rights in PUBLICIS.

6.3 In the event that the planned transfer is not a sale and especially in the event of a contribution, exchange or other transfer, the beneficiaries of the joint transfer right will have a choice between participating in the planned transaction or asking to transfer against a cash payment; in this case, in the absence of an agreement between the Parties, the price will be established by a single expert designated, in the absence of joint designation, by the President of the Commercial Court of Paris, by summary decision at the request of any Party.

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      The expert must establish the price based on an evaluation of all consideration to be received by the transferor as payment for the planned transfer. This price will be communicated to the Parties within a maximum term of 30 days from the appointment of the Expert.

      Each Party may exercise the transfer right within fifteen trading days from the expert's notification of the price.

      The expenses and fees for the expert's report will be paid in equal shares by each of the Parties involved in the appraisal proceeding, unless the transfer right is exercised by the transferor, in which case the expenses and fees for the expert's report will be paid by the transferor.

6.4 The transfers referred to in this article 6 and carried out in violation of its provisions will be null and void, without prejudice to the award of damages.

ARTICLE 7 - MISCELLANEOUS PROVISIONS

7.1 The Parties' holdings in SOMAREL constitute indirectly an investment in PUBLICIS, and consequently the revenue related to SOMAREL's rights in PUBLICIS must be immediately redistributed to SOMAREL's shareholders, especially in order to assure the service of the loans taken by the Employees and Members of the Management of the PUBLICIS group for the acquisition of SOMAREL shares.

      For the application of this article, the Parties undertake to take and cause the corporate bodies of SOMAREL to take all measures necessary to pay immediately to the shareholders of SOMAREL a dividend or advance on dividends corresponding to the payment to SOMAREL of any distribution made by PUBLICIS in any form whatsoever.

      The assets and financial structure of SOMAREL must at all times be such as to allow for this full redistribution, with the only reservations of the current operating expenses of the company and the legal reserve.

      The Parties will foster and support any measure taken by PUBLICIS to improve the distribution of its dividends, in the interest of its shareholders, and will bring it to the usual level in its activity field.

7.2 The Family Shareholders represent that, except as mentioned in addendum, they are not, nor will they be, a party to any other agreement binding the shareholders of SOMAREL and/or PUBLICIS.


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ARTICLE 8 - TERM

The provisions of this Agreement will remain in effect as long as the Parties concerned remain shareholders of SOMAREL.

As of now, the signatories constituting the parties of the second and third part declared their willingness, should they wish to transfer all of their PUBLICIS shares after the completion of the proposed SOMAREL/PUBLICIS merger, to previously report the completion of the merger to the signatories constituting the party of the first part, in order to allow them to organize their sale of their Publicis shares in agreement with the latter and allowing the signatories constituting the parties of the first part or the category of shareholders to which the transferor belongs, to purchase by preference the shares planned to be assigned.

As long as the Parties remain shareholders of PUBLICIS, they will continue to give their support to the actions taken by PUBLICIS's corporate bodies, in the spirit of continuity which inspires this Agreement, and for this purpose they will support Mrs. EB's designation as member of the Supervisory Board of PUBLICIS and, if the Parties are represented on this Board, support Mrs. EB's designation as president of the Supervisory Board.

After June 30, 2003, the Parties will be free of any commitment in the event of a transfer of PUBLICIS shares held by them, and especially those delivered to them under the merger referred to in article 3.1. In the event of an intention to transfer their shares, they will first inform Mrs. EB of their intention to transfer, within a reasonable term. However, if the planned transfer concerns a block of PUBLICIS shares in excess of 0.5% of the capital of PUBLICIS to a buyer who is, directly or indirectly, a competitor of PUBLICIS or opposes Publicis in its business activities, Mrs. EB will have, for five trading days following the information received by her, the right of first refusal for the shares planned to be transferred. These provisions will remain in force until June 30, 2006.

Made in Paris, on April 9, 1998

In as many originals as there are Parties.

Elisabeth Badinter                 [signature]

Sophie Dulac                       [signature]

Sophie Bleustein-Blanchet                 [signature]

Compagnie Financiere de Paribas           [signature]


Pechel Industries                         [signature]

Compagnie Financiere Saint-Honore   [signature]

Francarep                           [signature]

SRRE                                [signature]

Maurice Levy                        [signature]


Employees and Members of Management         [signature]

SOMAREL                             [signature]

                       RIDER TO THE SHAREHOLDERS AGREEMENT
                                   OF SOMAREL
                               DATED APRIL 9, 1998


BY AND BETWEEN THE UNDERSIGNED:
------------------------------

PARTIES OF THE FIRST PART
-------------------------

o Mrs. Elisabeth Badinter, born on March 5, 1944 in Boulogne Billancourt (Hauts de Seine), a French national, married with separate estate to Mr. Robert Badinter, domiciled at 38, rue Guynemer, Paris VIth, acting in her own behalf and in behalf of her descendents and heirs,


o Mrs. Sophie Dulac, born on December 26, 1957 in Boulogne Billancourt (Hauts de Seine), a French national, having a separate estate, domiciled at 86, avenue Niel, Paris XVIIth, acting in her own behalf and in behalf of her descendents and heirs,


o Mrs. Sophie Bleustein-Blanchet, widow, born on January 23, 1916 in Paris, a French national, domiciled at 23, rue Alberic Magnard in Paris XVIth, acting in her own behalf and in behalf and represented by the above-mentioned SD, in virtue of the power appended to the present Agreement, hereinafter jointly called "Family Shareholders"


PARTIES OF THE SECOND PART
--------------------------

o Compagnie Financiere de Paribas, a societe anonyme with capital of FF 8,325,219,100, [handwritten: 16,029,018,400 with registered offices at 5, rue d'Antin, Paris IInd, registered in the Paris RCS under No. B 542 055 157 [handwritten: 662 047 885], represented by Mr. Eric Delorme, duly empowered for the purposes of these presents,

o Pechel Industries, a societe anonyme with capital of FF 350,250,000, with registered offices at 55, rue La Boetie, Paris VIIIth, registered in the Paris RCS under No. 401 736 012, represented by Mr. Jean Gore, duly empowered for the purposes of these presents,

o Compagnie Financiere Saint-Honore, a societe anonyme with board of directors and board of trustees, with capital of FF 574,593,200, registered offices at 47, rue du Faubourg Saint-Honore, Paris VIIIth, registered in the Paris RCS under No. B 784 337 610, represented by Mr. Samuel Pinto, duly empowered for the purposes of these presents,

o the Francarep company, a societe anonyme with capital of 281,956,800 FFR, registered offices at 50, avenue des Champs Elysees in Paris VIIIth, registered in the Paris RCS under No. B 572 108 751, represented by Mr. Georges Babinet, duly empowered for purposes of these presents,

o the SREE company, a societe anonyme under Luxemburg law with capital of LUF 60,000,000, registered offices at 32, boulevard Royal, Luxemburg, 2449 Luxemburg, registered in the Luxemburg RC under No. B 52465, represented by Mr. Jacques Laoui, duly empowered for the purposes of these presents, hereinafter jointly called the "Investors"


PARTIES OF THE THIRD PART
-------------------------

o Mr. Maurice Levy, born on February 18, 1942 in Oujda, Morocco, a French national, married under the community property system, domiciled at 240 bis boulevard Saint Germain, Paris VIIth, acting in his own behalf and in his capacity as manager of MLMS, SARL with capital of FF 50,000, registered offices at 133, avenue des Champs Elysees, Paris VIIIth, Paris RCS (B 418247),

                                hereinafter "ML"

o The Employees and Members of Management of the PUBLICIS group, individually or through corporate structures or entities that are existing or that become established in order to participate in the acquisition of SOMAREL shares represented by Mr. Maurice Levy.

            hereinafter "the Employees and Members of Management"


In the presence of SOMAREL, a societe anonyme with capital of 92,890,000 francs, registered offices at 133 avenue des Champs Elysees, Paris VIIIth, registered in the Paris RCS under No. 418 525 838, which intervenes in the present Agreement by Mrs. EB, its president, duly empowered for this purpose.

RECITALS

In order to facilitate the financing necessary for the acquisition of the SOMAREL shares by ML and the Employees and Members of Management, it has become necessary to authorize them to pledge all or part of their SOMAREL shares.

AFTER THESE RECITALS, IT HAS BEEN AGREED AS FOLLOWS:

                            AGREEMENT OF SHAREHOLDERS
                             OF THE SOMAREL COMPANY


BY AND BETWEEN THE UNDERSIGNED:

PARTIES OF THE FIRST PART
-------------------------

o Mrs. Elisabeth Badinter, born on March 5, 1944 in Boulogne Billancourt (Hauts de Seine), a French national, married with separate estate to Mr. Robert Badinter, domiciled at 38, rue Guynemer, Paris VIth, acting in her own behalf and in behalf of her descendents and heirs, hereinafter "EB"

o Mrs. Sophie Dulac, born on December 26, 1957 in Boulogne Billancourt (Hauts de Seine), a French national, having a separate estate, domiciled at 86, avenue Niel, Paris XVIIth, acting in her own behalf and in behalf of her descendents and heirs, hereinafter "SD"

o Mrs. Sophie Bleustein-Blanchet, widow, born on January 23, 1916 in Paris, a French national, domiciled at 23, rue Alberic Magnard in Paris XVIth, acting in her own behalf and in behalf and represented by the above-mentioned SD, in virtue of the power appended to the present Agreement, hereinafter jointly called "Family Shareholders"


PARTIES OF THE SECOND PART
--------------------------

o Compagnie Financiere de Paribas, a societe anonyme with capital of FF 8,325,219,100, with registered offices at 5, rue d'Antin, Paris IInd, registered in the Paris RCS under No. B 542 055 157, represented by Mr. Eric Delorme, duly empowered for the purposes of these presents,

o Pechel Industries, a societe anonyme with capital of FF 350,250,000, with registered offices at 55, rue La Boetie, Paris VIIIth, registered in the Paris RCS under No. 401 736 012, represented by Mr. Jean Gore, duly empowered for the purposes of these presents,

o Compagnie Financiere Saint-Honore, a societe anonyme with board of directors and board of trustees, with capital of FF 574,593,200, registered offices at 47, rue du Faubourg Saint-Honore, Paris VIIIth, registered in the Paris RCS under No. B 784 337 610, represented by Mr. Roger Cubierman [handwritten entry:] Samuel Pinto, duly empowered for the purposes of these presents,

o the Francarep company, a societe anonyme with capital of 281,956,800 FFR, registered offices at 50, avenue des Champs Elysees in Paris VIIIth, registered in the Paris RCS under No. B 572 108 751, represented by Mr. Georges Babinet, duly empowered for purposes of these presents,

o the SREE company, a societe anonyme under Luxemburg law with capital of LUF 60,000,000, registered offices at 32, boulevard Royal, Luxemburg, 2449 Luxemburg, registered in the Luxemburg RC under No. B 52465, represented by Mr. Jacques Laoui, duly empowered for the purposes of these presents, hereinafter jointly called the "Investors"


PARTIES OF THE THIRD PART
-------------------------

o Mr. Maurice Levy, born on February 18, 1942 in Oujda, Morocco, a French national, married under the community property system, domiciled at 240 bis boulevard Saint Germain, Paris VIIth, acting in his own behalf and in his capacity as manager of MLMS, SARL with capital of FF 50,000, registered offices at 240 bis, boulevard Saint Germain, Paris VIIth, Paris RCS (98 B 05339),

                                hereinafter "ML"

o The Employees and Members of Management of the PUBLICIS group, individually or through corporate structures or entities that are existing or that become established in order to participate in the acquisition of SOMAREL shares represented by Mr. ML hereinafter "the Employees and Members of Management"


In the presence of SOMAREL, a societe anonyme with capital of 90,300,000 francs, registered offices at 133 avenue des Champs Elysees, Paris VIIIth, in the process of registration, which intervenes in the present Agreement by Mrs. EB, its president, duly empowered for this purpose.



RECITALS

The text of article 4-1 is modified by introduction of a new paragraph 3 with the following language:

"Notwithstanding the preceding paragraph, and to allow the financing of the acquisitions of SOMAREL shares by ML and the Employees and Members of Management via MLMS and the structures provided for this purpose, the pledge of all or part of the securities so acquired is hereby authorized to the lending institutions that require such pledge. Should the lender institutions execute their security interests, the Investors, ML and the Employees and Members of Management undertake to approve the lending institutions as shareholders of SOMAREL, or a winning bidder for the shares in the event of sale by order of the court."


                                    Made in Paris,
                                    on September 25, 1998
                                    In as many originals as there are parties.

Elisabeth Badinter                  [signature]

Sophie Dulac                        [signature]

Sophie Bleustein-Blanchet                       [signature]

Compagnie Financiere de Paribas                 [signature]


Pechel Industries                               [signature]

Compagnie Financiere Saint-Honore               [signature]

Francarep                                       [signature]

SRRE                                            [signature]

Maurice Levy                                    [signature]


Employees and Members of Management                    [signature]

SOMAREL                                         [signature]